COLUMBIA FUNDS VARIABLE INSURANCE TRUST

AMENDMENT NO. 3 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Insurance Trust (the “Trust”), dated April 12, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or to abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust to correct inconsistent provisions.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the following amendment to said Declaration of Trust:

1.	Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Managed Risk Fund

Columbia Variable Portfolio – Managed Risk U.S. Fund

Columbia Variable Portfolio – Managed Volatility Conservative Fund

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund

Columbia Variable Portfolio – Managed Volatility Growth Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund

Columbia Variable Portfolio – U.S. Flexible Growth Fund

Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund

Variable Portfolio – AQR Managed Futures Strategy Fund

Variable Portfolio – Lazard International Equity Advantage Fund

The rest of this Section 6 remains unchanged.

2.	Section 9 of Article VIII is hereby amended by replacing the text with the following:

The address of the Trust is 225 Franklin Street, Boston, Massachusetts 02110. The address of each of the Trustees is 225 Franklin Street, Boston, Massachusetts 02110.

The foregoing amendment is effective as of December 13, 2017.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 3 to the Declaration of Trust on December 13, 2017.

/s/ Douglas A. Hacker	/s/ John J. Neuhauser
Douglas A. Hacker	John J. Neuhauser

/s/ Janet L. Carrig	/s/ Patrick J. Simpson
Janet L. Carrig	Patrick J. Simpson

/s/ Nancy T. Lukitsh	/s/ William F. Truscott
Nancy T. Lukitsh.	William F. Truscott

/s/ Anne-Lee Verville
David M. Moffett	Anne-Lee Verville

/s/ Charles R. Nelson
Charles R. Nelson

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109